                              For Immediate Release

          Misonix Contact:                           Investor Relations Contact:
          Richard Zaremba                            Jordan M. Darrow
          Chief Financial Officer                    Darrow Associates, Inc.
          631-694-9555                               631-367-1866
          invest@misonix.com                         jdarrow@optonline.net

    Misonix Reports Increase in Medical Device Revenues in Fiscal 2007 Second
                            Quarter Financial Results

FARMINGDALE, N.Y. -- February 12, 2007 -- Misonix, Inc. (NASDAQ: MSON), a
developer of ultrasonic medical device technology for the treatment of cancer and other chronic health conditions, today reported financial results for the fiscal second quarter ended December 31, 2006. Highlights of the second quarter of fiscal 2007 and other Company initiatives include:

     o    Increased Earnings for the Second Quarter 2007

     o    Increased Second Quarter Revenues Year-over-year and Sequentially

     o    Increased Sales of Medical Devices

     o    Increased Revenue Lines for the Sonablate(R) 500 ("SB500") using HIFU for Prostate Cancer in Europe

     o    Increased Fee-per-use Sites and Procedures for the SB500

     o    Increased Distribution of the SB500 in 11 Countries Throughout Europe

     o    Sales Increase for Ultrasonic Wound Care System/Sonic One

     o    Entered China Kidney Cancer Market with HIFU Sonatherm Device

     o    Medical Device Outlook Improving with Total Company Backlog Up by 16%

     o    Received orders for Labcaire Endoscopic Disinfectant Unit "ISIS"

Fiscal 2007 Second Quarter Results

Revenues for the three months ended December 31, 2006 were $10.6 million, a 3.6%
increase when compared with revenues of $10.3 million for the same period in fiscal 2006. The increase in revenues is due to an increase in sales of medical devices of $751,000 to $6.2 million, partially offset by a decrease in laboratory and scientific product revenues of $380,000 to $4.4 million.

The increase in revenues of medical devices is due to a $682,000 increase in revenues of therapeutic medical devices and an increase of $69,000 in revenues of diagnostic medical devices. The increase in revenues of therapeutic medical devices was primarily due to increased capital equipment unit sales and fee-per-use revenues in Europe for the Sonablate 500 for prostate cancer treatment. The increase in revenues of diagnostic medical devices was not attributable to a single customer, distributor or any other specific factor, but rather was the result of an increase in demand for all products.

The decrease in revenues of laboratory and scientific products is due to a decrease in wet scrubber revenues of $464,000, partially offset by an increase in ultrasonic laboratory products of $64,000, an increase in ductless fume enclosures and related product revenues of $5,000 and an increase in Labcaire revenues of $14,000. The decrease in wet

                                        1

scrubber revenues is due to the Company being extremely selective in the opportunities it pursues.

The Company recorded net income for the fiscal 2007 second quarter of $24,000 compared with a net loss of $507,000 for the same period in fiscal 2006.

The Company reported a backlog of unfilled orders as of December 31, 2006 of
$9.7 million, an 18% increase when compared with $8.2 million as of September
30, 2006. Medical device products backlog was $7.4 million and laboratory and scientific products backlog was $2.3 million.

In December 2006, the Company entered into a credit and security agreement with
Wells Fargo Business Credit for a revolving credit facility up to $8 million.
The Wells Fargo revolving credit facility replaced the Company's $2 million revolving credit facility with Bank of America.

Fiscal 2007 First Half Results

Revenues for the six months ended December 31, 2006 were $20.3 million, a 4.7%
increase when compared with revenues of $19.4 million for the same period in fiscal 2006. Medical device products revenues increased 5.8% to $11.1 million and laboratory and scientific products revenues increased 3.3% to $9.2 million.
The Company recorded a net loss for the six months ended December 31, 2006 of
$519,000 compared with a net loss of $1.8 million for the same period in fiscal
2006.

Management's Comments

Commenting on the Company's financial results and recent developments, Michael
A. McManus Jr., President and Chief Executive Officer, said, "We are pleased with the progress we have reported today. For the second consecutive quarter, our revenues have increased sequentially as well as from the respective prior year periods. This top line performance along with our previously commenced expense management initiatives have enabled Misonix to improve from merely reducing our net loss to reporting positive net income in the second quarter.

"The growth in our medical device revenues reflect the progress being made with our five-point strategy for 2007. We committed to continue to grow our high intensity focused ultrasound ("HIFU") product for the treatment of prostate cancer in Europe. Over the past twelve months the number of distributors selling this product for us in Europe has gone from 4 to 13, and the number of procedures successfully completed has grown from 267 to 460, an increase of more than 70%. While Portugal and Hungary are among the latest countries where we are distributing the SB500, patients in 11 European countries in total are benefiting from our superior HIFU treatment for prostate cancer.

"Another of our five key areas also is based on proprietary HIFU technology. To this end, we are very pleased with the progress being made to define Misonix as a leading global player for minimally invasive HIFU. Our second HIFU product, the Sonatherm 600, is used for the treatment of soft tissue, including tumors in the kidney. Clinicals are being conducted in the United Kingdom and Austria.
Late in the fiscal second quarter we announced plans to bring this product into
China. As part of our entry into the world's most populous country, a distribution agreement was signed with China-based Acton Medical Device Corp.
("Acton"). Acton, with a sales team of 156 people covering over

                                        2

20 provinces, will be responsible for conducting clinical procedures and acquiring all necessary government approvals for the sale of the Sonatherm in the Peoples Republic of China. Acton is starting a process of regulatory approval prior to selling of units.

"The other key focus areas for 2007 all made steady progress in the fiscal second quarter. Our ultrasonic bone shaver product was commercialized and is being sold with our neuroaspirator. As planned, sales are increasing and we are already seeing an expansion in market share. Meanwhile, our launch in the US with Medline of the SonicOne Ultrasonic Wound Care System appears to be very promising. Doctors and clinics are making purchases with gratifying feedback. In terms of our long term growth strategy, we look to the SonicOne for meaningful contribution. Another goal was to complete the work on our ultrasonic bone cutter (osteotome). We are on schedule with this unique product that will add value to the billion dollar spinal laminectomy market. We continue our meetings with prospective distribution partners.

"Also contributing to the growth in medical device revenues is the performance at our Sonora Medical unit. This unit has proven to be a critical success for
Misonix and our overarching strategy focused on ultrasound technology. A recipient of industry accolades, Sonora has numerous patents for its products that test and repair ultrasound systems and parts from all manufacturers of ultrasound medical devices. Sonora recently began to repair and refurbish MRI equipment as well. In this way, we are going beyond our role of leading the industry with the largest platform of ultrasonic medical devices to capitalize on the servicing of products being developed by an expanding array of companies around the world.

"We also have received our first orders for our Labcaire Endoscopic Disinfectant
Unit "ISIS". This unit is compliant with UK regulations and has a shorter cycle time which will increase the number of patients that are treated. We are very excited about the opportunities for this product.

"All of our business lines are progressing and clearly bringing advantages to the global healthcare community, which is just one of our goals as a developer of medical devices. Providing us additional validation that our strategies are intact, we are pleased to have ended the quarter with a significant jump in our backlog, driven by the demand for our unique platform of ultrasonic medical devices. We believe that the continuation of our progress and the development of additional new products will add considerably to shareholder value, which is another important goal at Misonix."

Investor Conference Call and Web Cast

As previously announced, the Company has scheduled a conference call and web cast to discuss its second quarter fiscal year 2007 financial results today,
February 12, 2007, at 4:30 PM Eastern time. The conference call will be broadcast live on the Internet via the Investor Relations section of the
Company's Web site at www.misonix.com. Alternatively, participants may join the conference call by dialing 800-659-2056 (domestic) or 617-614-2714
(international) and entering the reservation code 96991268. Participants should use these access methods about 10 minutes prior to the start time.

For those unable to attend the live broadcasts, replays will be available beginning approximately one hour after the events. Replay information will be posted on the

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Misonix Web site following the conclusion of the live broadcasts. There is no charge for participants to access the live broadcasts or replays.

About Misonix:

Misonix, Inc. (NASDAQ: MSON) designs, develops, manufactures, and markets medical, scientific, and industrial ultrasonic equipment, laboratory safety equipment, and air pollution control products. Misonix's ultrasonic platform is the basis for several innovative medical technologies. Misonix has a minority equity position in Focus Surgery, Inc. which uses high intensity focused ultrasound technology to destroy deep-seated cancerous tissues without affecting surrounding healthy tissue. Addressing a combined market estimated to be in excess of $3 billion annually, Misonix's proprietary ultrasonic medical devices are used for wound debridement, cosmetic surgery, neurosurgery, laparoscopic surgery, and other surgical and medical applications. Additional information is available on the Company's Web site at www.misonix.com.

                                      # # #

With the exception of historical information contained in this press release, content herein may contain "forward looking statements" that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of
1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Investors are cautioned that forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include general economic conditions, delays and risks associated with the performance of contracts, uncertainties as a result of research and development, potential acquisitions, consumer and industry acceptance, litigation and/or court proceedings, including the timing and monetary requirements of such activities, regulatory risks including approval of pending and/or contemplated
510(k) filings, the ability to achieve and maintain profitability in the
Company's business lines, and other factors discussed in the Company's Annual
Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and Current
Reports on Form 8-K.

                                      * * *

                               (Tables to follow)

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                         MISONIX, INC. AND SUBSIDIARIES
                      Consolidated Statements of Operations
                                    Unaudited

                                                Three Months Ended           Six Months Ended
                                                   December 31,                 December 31,
                                            -------------------------   --------------------------
                                               2006          2005           2006          2005
                                            -----------   -----------   -----------   ------------

Net sales                                   $10,639,086   $10,268,386   $20,281,964   $ 19,379,958
Cost of goods sold                            5,852,331     6,404,865    11,563,343     12,079,906
                                            -----------   -----------   -----------   ------------
Gross profit                                  4,786,755     3,863,521     8,718,621      7,300,052
Selling expenses                              1,924,117     1,686,837     3,521,356      3,248,471
General and administrative expenses           2,303,148     2,290,680     4,707,431      5,025,542
Research and development expenses               828,168       846,996     1,648,385      1,763,736
                                            -----------   -----------   -----------   ------------
Total operating expenses                      5,055,433     4,824,513     9,877,172     10,037,749
                                            -----------   -----------   -----------   ------------
Loss from operations                           (268,678)     (960,992)   (1,158,551)    (2,737,697)
Total other income                              141,417       139,332       275,075        314,191
                                            -----------   -----------   -----------   ------------
Loss before minority interest and
   income taxes                                (127,261)     (821,660)     (883,476)    (2,423,506)
Minority interest in net (loss) income of
   consolidated subsidiaries                     (5,840)        2,785        25,499         19,124
                                            -----------   -----------   -----------   ------------
Loss before income taxes                       (121,421)     (824,445)     (908,975)    (2,442,630)
Income tax benefit                             (144,975)     (317,340)     (390,113)      (630,162)
                                            -----------   -----------   -----------   ------------
Net income (loss)                           $    23,554     ($507,105)    ($518,862)   ($1,812,468)
                                            ===========   ===========   ===========   ============
Net loss per share-basic                    $      0.00        ($0.07)       ($0.08)        ($0.26)
                                            ===========   ===========   ===========   ============
Net loss per share-diluted                  $      0.00        ($0.07)       ($0.08)        ($0.26)
                                            ===========   ===========   ===========   ============
Weighted average common shares-basic          6,905,960     6,856,981     6,903,165      6,844,802
                                            ===========   ===========   ===========   ============
Weighted average common shares-diluted        6,962,811     6,856,981     6,903,165      6,844,802
                                            ===========   ===========   ===========   ============

                                        5

                         MISONIX, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                                                               DERIVED FROM AUDITED
                                                                              UNAUDITED        FINANCIAL STATEMENTS
                                                                           DECEMBER 31, 2006       JUNE 30, 2006
                                                                           -----------------   --------------------

ASSETS
Current Assets:
   Cash                                                                       $ 1,238,021           $   675,400
   Accounts receivable, net of allowance
      for doubtful accounts of $282,051 and
      $256,309, respectively                                                    7,809,065             6,530,598
   Inventories, net                                                            11,386,002            11,307,226
   Income tax receivable                                                          784,993               786,654
   Deferred income taxes                                                        1,700,129             1,419,949
   Prepaid expenses and other current assets                                      822,246             1,070,903
                                                                              -----------           -----------
Total current assets                                                           23,740,456            21,790,730
Property, plant and equipment, net                                              6,187,035             6,495,854
Deferred income taxes                                                           1,229,811             1,039,824
Goodwill                                                                        4,710,446             4,673,713
Other assets                                                                    1,181,137               512,444
                                                                              -----------           -----------
Total assets                                                                  $37,048,885           $34,512,565
                                                                              ===========           ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Revolving credit facilities and note payable                               $ 4,521,709           $ 1,572,042
   Accounts payable                                                             4,256,326             4,784,102
   Accrued expenses and other current liabilities                               3,116,544             2,963,762
   Current maturities of long-term debt and capital lease obligations             351,432               367,823
   Foreign income tax payable                                                     122,493                     0
                                                                              -----------           -----------
Total current liabilities                                                      12,368,504             9,687,729
Long-term debt and capital lease obligations                                    1,119,406             1,145,279
Deferred income taxes                                                             225,471               282,455
Deferred income                                                                   389,998               422,634
Deferred lease liability                                                          389,892               378,031
                                                                              -----------           -----------
Total liabilities                                                              14,493,271            11,916,128

Commitments and contingencies

Minority interest                                                                 371,060               341,631

Stockholders' equity:
   Capital stock, $0.01 par - shares authorized 10,000,000; 6,998,169 and
   6,978,169 issued and 6,920,369 and 6,900,369 outstanding, respectively          69,982                69,782
   Additional paid-in capital                                                  24,709,906            24,548,536
   Accumulated deficit                                                         (2,677,133)           (2,158,271)
   Accumulated other comprehensive income                                         494,223               207,183
   Treasury stock, 77,800 shares                                                 (412,424)             (412,424)
                                                                              -----------           -----------
Total stockholders' equity                                                     22,184,554            22,254,806
                                                                              -----------           -----------
Total liabilities and stockholders' equity                                    $37,048,885           $34,512,565
                                                                              ===========           ===========

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